Exhibit 99.1

VENTRUS BIOSCIENCES TO ANNOUNCE 3Q 2011 FINANCIAL RESULTS, CLINICAL UPDATE AND OMNIBUS MARKET RESEARCH RESULTS: CONFERENCE CALL AND WEBCAST

NEW YORK, NY November 9, 2011 – Ventrus BioSciences, Inc. (Nasdaq: VTUS) announced today that it will report on its clinical trial progress, the initial topline results of a market research study commissioned by it and conducted by Princeton Biometrics on the U.S. market for hemorrhoids and iferanserin (VEN-309), and third quarter 2011 financial results.

The Company will host a conference call on Monday, November 14, 2011 at 8:00 a.m. Eastern Time.

Interested parties can access the conference call live via telephone by dialing (877) 293-5456 (U.S.); (707) 287-9357 (international). The passcode is 26472909. If accessing the conference call by telephone, please dial in at least 10 minutes early to minimize any delay in joining the call. A live audio-only webcast is also available on the Company’s website at http://investor.ventrusbio.com/events.cfm.
The audio webcast of the conference call will be available for replay approximately one hour following the live broadcast through December 5, 2011

About Ventrus

Ventrus is a development stage specialty pharmaceutical company focused on the development of late-stage prescription drugs for gastrointestinal disorders. Our lead product is iferanserin (VEN 309) for the topical treatment of hemorrhoids, for which the first Phase III clinical trial began in August 2011 and is ongoing. Our additional product candidate portfolio consists of two in-licensed late-stage drugs intended to treat anal fissures (VEN 307) and fecal incontinence (VEN 308). The first Phase III clinical trial with VEN 307 began in Europe in November 2010 and is ongoing. VEN-307 and VEN-308 are two molecules that were previously approved and marketed for other indications and that have been formulated into our proprietary topical treatments for these new gastrointestinal indications.

CONTACT:	Ventrus Biosciences, Inc.
David Barrett
646-706-5208
dbarrett@ventrusbio.com

Source: Ventrus Biosciences